UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2015

AVINGER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0001-36817	20-8873453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive office) (Zip Code)

(650) 241-7900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 22, 2015, Avinger, Inc. (“Avinger”) entered into a Term Loan Agreement (the “Loan Agreement”), by and among Avinger, certain of its subsidiaries from time to time party thereto as guarantors and CRG Partners III L.P. and certain of its affiliated funds (collectively, “CRG”) as lenders, pursuant to which Avinger may borrow up to $50 million.

Avinger borrowed $30 million at closing and up to $20 million in aggregate principal amount of additional loans will be available to Avinger, at its option, through March 29, 2017, subject to the satisfaction of certain revenue and regulatory milestones and other borrowing conditions.  Loans under the Loan Agreement bear interest at 12.5% per annum, with quarterly, interest-only payments for the first four years. At Avinger’s option, during the first four years, a portion of the interest payments (a “PIK Loan”) may be paid in kind, and thereby added to the principal.  If this were to occur, interest would thereafter be calculated on the combined principal and PIK interest amount and paid together in the fifth and sixth years.  The loans, together with all accrued and unpaid interest thereon, are due and payable in September 2021.  Upon each draw of the term loan facility, a facility fee is due to CRG.  Upon the earlier of (i) the maturity date or (ii) any optional or mandatory prepayment of any loans made under the Loan Agreement, a final backend facility fee is also due to CRG.

Avinger’s domestic subsidiaries and certain of its foreign subsidiaries are required to become guarantors in respect of the Loan Agreement. Avinger and the guarantors’ obligations under the Loan Agreement are secured by substantially all of the personal property of Avinger and such guarantors, subject to certain exceptions.

The Loan Agreement also requires Avinger to comply with a minimum revenue covenant, measured at the end of each fiscal year of Avinger, and a minimum liquidity covenant at all times.

The Loan Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Loan Agreement contains customary negative covenants limiting the ability of Avinger and its subsidiaries, among other things, to incur debt, grant liens, make investments, make acquisitions, make certain restricted payments and sell assets, subject to certain exceptions. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Loan Agreement immediately due and payable and may exercise the other rights and remedies provided for under the Loan Agreement and related loan documents. The events of default under the Loan Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants or representations and warranties, change in control of Avinger and certain bankruptcy events.

Avinger may prepay loans under the Loan Agreement at any time, subject to a prepayment premium of up to 5% of the principal amount being prepaid, depending on the date of prepayment.  Upon the occurrence of certain events relating to asset sales above a certain threshold or a change of control, Avinger may also be required to prepay all or a part of the loans under the Loan Agreement, subject to the prepayment premium described above on the principal amount prepaid and the backend facility fee.

The proceeds of the loans under the Loan Agreement may be used for working capital and general corporate purposes.  Avinger used the initial net proceeds to repay and terminate its existing credit facility with PDL Biopharma, Inc. (the “PDL Loan Agreement”).  However, Avinger’s obligations to continue to make Assigned Interest (as defined in the PDL Loan Agreement) revenue payments remain in effect.  Avinger used the initial net proceeds under the Loan Agreement, together with proceeds from the Securities Purchase Agreement described below, to redeem all of its outstanding convertible promissory notes.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement.

Securities Purchase Agreement

Simultaneous with the execution of the Loan Agreement, Avinger entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CRG, pursuant to which Avinger sold 348,262 shares of Avinger’s Common Stock for a purchase price of $14.357 per share, which is the 10-day average of closing prices of Avinger’s Common Stock ending on September 21, 2015.  The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act “), provided by Section 4(a)(2) of the Securities Act.

The Purchase Agreement contains customary representations and warranties made by Avinger, including with respect to capitalization, issuance of securities, filings made with the Securities and Exchange Commission (the “SEC”), financial statements, disclosure and accounting controls, listing matters, accountants, related party transactions, outstanding registration rights and compliance with applicable laws and regulations, as well as representations and warranties made by CRG.  The Purchase Agreement also contains affirmative covenants, including with respect to expenses, preparation of financial statements and Avinger’s status as a reporting company under the Securities Exchange Act of 1934.

Under the Purchase Agreement, within 30 business days of Avinger becoming eligible to use Form S-3, Avinger must file a registration statement covering the resale of the shares sold to CRG under the Purchase Agreement (the “Registration Statement”).  Avinger must cause the Registration Statement to become effective within 30 business days of its filing with the SEC or, if the SEC reviews the Registration Statement, within 45 business days after it receives notification from the SEC of such review.  Avinger’s failure to file the Registration Statement, to have the Registration Statement declared effective within certain time periods, or to maintain the effectiveness of the Registration Statement (each a “Registration Default”) will result in penalty payments payable by Avinger to CRG equal to 1% of the aggregate purchase price paid by CRG under the Purchase Agreement for each 30-day period (or portion thereof) in which there is a Registration Default .

During the time that Avinger must maintain the effectiveness of the Registration Statement, it must comply with other affirmative covenants, including giving CRG notice of certain events, using its reasonable best efforts to obtain withdrawal of an order suspending the effectiveness of any registration statement, providing copies of registration statements and related documents to CRG on request, complying with applicable SEC rules and causing the shares covered by the Registration Statement to be listed on a securities exchange or market.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement—Term Loan Agreement,” is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement—Securities Purchase Agreement,” is incorporated herein by reference.

Item 8.01.                                        Other Events.

On September 23, 2015, Avinger issued a press release announcing the closing of the Loan Agreement. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

By:	/s/Jeffrey M. Soinski
Jeffrey M. Soinski President and Chief Executive Officer

Date:  September 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 23, 2015.